As filed with the Securities and Exchange Commission on November 9, 2009
                                                                        File No. 333-_______
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                                       UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                          FORM S-8

                                   Registration Statement
                                           Under
                                 the Securities Act of 1933

                                    EDISON INTERNATIONAL
                   (Exact name of registrant as specified in its charter)

                                         CALIFORNIA
               (State or other jurisdiction of incorporation or organization)

                                         95-4137452
                            (I.R.S. Employer Identification No.)

      2244 Walnut Grove Avenue (P.O. Box 976)                     91770
                              Rosemead, California (Zip Code)
      (Address of Principal Executive Offices)

                                 EDISON 401(k) SAVINGS PLAN
                                  (Full title of the Plan)

                                      Michael A. Henry
                                      Senior Attorney
                          2244 Walnut Grove Avenue (P.O. Box 800)
                                 Rosemead, California 91770
                          (Name and address of agent for service)

                                       (626) 302-4328
               (Telephone number, including area code, of agent for service)

    Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
    Large accelerated filer  [x]               Accelerated filer         [ ]
    Non-accelerated filer    [ ]            Smaller reporting company    [ ]
      (Do not check if a smaller reporting company)

                              CALCULATION OF REGISTRATION FEE
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                                             Proposed       Proposed        Amount
                               Amount         maximum       maximum          of
Title of securities            to be       offering price  aggregate     registration
to be registered(1)         registered      per share(2) offering price(2)   fee
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Common Stock, no par value  30,000,000 shs.   $31.70      $951,000,000     $53,065.80
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(1) In  addition,   pursuant  to  Rule  416(c)  under  the  Securities  Act  of  1933,  this registration  statement also covers an  indeterminate  amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated  pursuant to Rules  457(c) and 457(h),  solely for the purpose of  calculating the  registration  fee, on the basis of the average of the high and low prices of Edison
    International common stock reported in the consolidated  reporting system as of
    November 3, 2009.

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                                      EXPLANATORY NOTE

      In accordance with General Instruction E of Form S-8, Edison International (the
"Registrant") is registering additional shares of common stock pursuant to the Edison
401(k) Savings Plan (the "Plan").  The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan which registered securities of the same class as those being registered herewith filed with the Securities and Exchange Commission on November 4, 2005.  The Registrant incorporates by reference that registration statement on Form S-8 (File No. 333-129442), which is made a part hereof.

                                          PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits

      See Exhibit Index.

      The registrant undertakes that it has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

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                                         SIGNATURES

The Registrant

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 9th day of November, 2009.

                                               Edison International

                                             By /s/ Mark C. Clarke
                                               --------------------------
                                               Mark C. Clarke
                                               Vice President and Controller

      Pursuant  to  the  requirements  of the  Securities  Act of  1933,  this  Registration
Statement  has been  signed by the  following  persons  in the  capacities  and on the dates indicated.

        Signature                      Title                    Date

Principal Executive Officer:

   Theodore F. Craver*            Chairman of the Board,
                                  President, Chief Executive
                                  Officer and Director        November 9, 2009

Principal Financial Officer:

   W. James Scilacci*             Executive Vice President,
                                  Chief Financial Officer,
                                  and Treasurer               November 9, 2009

Controller or Principal Accounting Officer:

By   /s/ Mark C. Clarke
    --------------------------
       Mark C. Clarke             Vice President
                                  and Controller              November 9, 2009

Majority of Board of Directors:

   Vanessa C.L. Chang*          Director                      November 9, 2009
   France A. Cordova*           Director                      November 9, 2009
   Charles B. Curtis*           Director                      November 9, 2009
   Bradford M. Freeman*         Director                      November 9, 2009
   Luis G. Nogales*             Director                      November 9, 2009
   Ronald L. Olson*             Director                      November 9, 2009
   James M. Rosser*             Director                      November 9, 2009
   Richard T. Schlosberg, III*  Director                      November 9, 2009
   Thomas C. Sutton*            Director                      November 9, 2009
   Brett White*                 Director                      November 9, 2009

*By /s/ Michael A. Henry
   ------------------------------
      (Michael A. Henry, Attorney-in-Fact)

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The Plan

      Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 9th day of November, 2009.

                                 EDISON 401(k) SAVINGS PLAN

                                 By /s/ Daryl D. David
                                 --------------------------
                                 Daryl D. David
                                 Chair of the Southern California Edison Company
                                 Benefits Committee

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                                       EXHIBIT INDEX

Exhibit
Number                             Description

4.1     Restated Articles of Incorporation of Edison International dated December 19, 2006
        (File No. 1-9936 filed as Exhibit 3.1 to Form 10-K for the year ended
        December 31, 2006)*

4.2     Amended Bylaws of Edison International as adopted by the Board of Directors on December  11,  2008 (File No.  1-9936,  filed as Exhibit 3.2 to Form10-K  for the year ended December 31, 2008)*

5       Opinion of Counsel

23.1    Consent of Counsel (included in Exhibit 5)

23.2    Consent of BDO Seidman, LLP

23.3    Consent of PricewaterhouseCoopers LLP

24      Power of Attorney

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*  Incorporated by reference pursuant to Rule 411(c) under the Securities Act of 1933.

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